Exhibit 99.1

News Release

Victory Capital Reports September 2026 Total Client Assets

Reports Third-Quarter Long-Term Net Inflows of $11.7 Billion

San Antonio, Texas, October 12, 2026 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $351.9 billion, Other Assets of $3.6 billion, and Total Client Assets of $355.5 billion, as of September 30, 2026.

For the month of September, Average Total AUM was $355.4 billion, average Other Assets was $3.7 billion, and average Total Client Assets was $359.1 billion.

For the third quarter, the Company reported long-term AUM net inflows of $11.7 billion.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	September 30, 2026	August 31, 2026
Solutions	$113,935	$114,082
Fixed Income	88,146	88,103
U.S. Mid Cap Equity	27,906	30,099
U.S. Small Cap Equity	9,652	10,392
U.S. Large Cap Equity	65,963	66,992
Global / Non-U.S. Equity	38,849	39,596
Alternative Investments	3,750	3,505
Total Long-Term Assets	$348,201	$352,769
Money Market / Short Term Assets	3,668	3,700
Total Assets Under Management[2]	$351,869	$356,469

By Vehicle
Mutual Funds[3]	$178,128	$181,967
Separate Accounts and Other Pooled Vehicles[4]	150,159	151,028
ETFs[5]	23,582	23,474
Total Assets Under Management[2]	$351,869	$356,469

Other Assets[6]
Institutional	$3,642	$3,736
Total Other Assets	$3,642	$3,736

Total Client Assets
Total Assets Under Management	$351,869	$356,469
Total Other Assets	3,642	3,736
Total Client Assets	$355,511	$360,205

By Region
U.S.	$289,673	$294,188
Non-U.S.	65,838	66,017
Total Client Assets	$355,511	$360,205

Third-Quarter Conference Call and Webcast Details

Victory Capital will report third-quarter 2026 financial results after the market closes on Wednesday, November 4, 2026. The Company will host a conference call the following morning, Thursday, November 5, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-833-461-5787 (domestic) or 1-585-542-9983 (international), shortly before 8:00 a.m. ET and reference the Meeting ID 160 367 883. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $355.5 billion in total client assets, as of September 30, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Contacts

Investors:

Carly Thomas

Director, Investor Relations and Responsible Business

210-694-9658

cthomas@vcm.com

Media:
Jessica Davila Burgess

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com